     As filed with the Securities and Exchange Commission on August 29, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                  VERITY, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                   77-0182779
(State of incorporation)                                      (I.R.S. Employer
                                                             Identification No.)


                                ----------------


                                 894 ROSS DRIVE
                               SUNNYVALE, CA 94089
                    (Address of principal executive offices)


                                ----------------


                      1996 NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plans)


                                ----------------


                                 TODD K. YAMAMI
                             CHIEF FINANCIAL OFFICER
                                  VERITY, INC.
                                 894 ROSS DRIVE
                               SUNNYVALE, CA 94089
                                 (408) 541-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                ----------------


                                   COPIES TO:
                             TIMOTHY J. MOORE, ESQ.
                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000

                                ----------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           PROPOSED               PROPOSED
         TITLE OF                                          MAXIMUM                 MAXIMUM
        SECURITIES                                         OFFERING               AGGREGATE            AMOUNT OF
          TO BE                  AMOUNT TO BE               PRICE                 OFFERING           REGISTRATION
        REGISTERED              REGISTERED (1)          PER SHARE (2)             PRICE (2)               FEE
--------------------------- ------------------------ --------------------- ------------------------ ----------------
       Common Stock                8,000,000                $9.75              $78,000,000.00         $19,500.00
    (par value $0.001)
====================================================================================================================

(1) 8,000,000 shares to be registered pursuant to the 1996 Non-Statutory Stock Option Plan. This registration statement shall cover any additional shares of Common Stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price of the shares to be offered under the plan are based upon the average of the high and low prices of the Registrant's Common Stock on August 22, 2001, as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Securities Act of 1933, as amended) for shares reserved for future issuance under the 1996 Non-Statutory Stock Option Plan.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-26869, REGISTRATION STATEMENT ON FORM S-8 NO. 333-43905, REGISTRATION STATEMENT ON FORM S-8 NO. 333-66913, REGISTRATION STATEMENT ON FORM S-8 NO. 333-89701,
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-51642,
              REGISTRATION STATEMENT ON FORM S-8 NO. 333-60676, AND
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-68096.

     The contents of Registration Statement on Form S-8 No. 333-26869 filed with the Securities and Exchange Commission on May 12, 1997, Registration Statement on Form S-8 No. 333-43905 filed with the Securities and Exchange Commission on January 8, 1998, Registration Statement on Form S-8 No. 333-66913 filed with the Securities and Exchange Commission on November 6, 1998, Registration Statement on Form S-8 No. 333-89701 filed with the Securities and Exchange Commission on October 26, 1999, Registration Statement on Form S-8 No. 333-51642 filed with the Securities and Exchange Commission on December 11, 2000, Registration Statement on Form S-8 No. 333-60676 filed with the Securities and Exchange Commission on May 10, 2001, and Registration Statement on Form S-8 No. 333-68096 filed with the Securities and Exchange Commission on August 21, 2001 are incorporated by reference herein.

                                    EXHIBITS

    EXHIBIT
    NUMBER                             DESCRIPTION

      5.1        Opinion of Cooley Godward LLP.

     23.1        Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2        Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

     24.1        Power of Attorney.  Reference is made to Signature Page.

     99.1        1996 Non-Statutory Stock Option Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 29, 2001.

                                  VERITY, INC.

                                  By:  /s/ Gary J. Sbona
                                     -------------------------------
                                  Gary J. Sbona
                                  Chairman of the Board and Chief Executive
                                  Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Sbona and Todd K. Yamami, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                        TITLE                            DATE
         /s/ Gary J. Sbona                        Chairman of the Board and Chief             August 29, 2001
--------------------------------------------      Executive Officer (Principal Executive
             Gary J. Shona                        Officer)

         /s/ Anthony J. Bettencourt               President and Director                      August 29, 2001
--------------------------------------------
             Anthony J. Bettencourt

         /s/ Todd K. Yamami                       Chief Financial Officer (Principal          August 29, 2001
--------------------------------------------      Financial Officer)
             Todd K. Yamami

                  SIGNATURE                                        TITLE                            DATE
         /s/ Paul H. Cook                         Corporate Controller (Principal             August 29, 2001
--------------------------------------------      Accounting Officer)
             Paul H. Cook

         /s/ Steven M. Krausz                     Director                                    August 29, 2001
--------------------------------------------
             Steven M. Krausz

         /s/ Stephen A. MacDonald                 Director                                    August 29, 2001
--------------------------------------------
             Stephen A. MacDonald

         /s/ Karl C. Powell                       Director                                    August 29, 2001
--------------------------------------------
             Karl C. Powell

         /s/ Charles P. Waite, Jr.                Director                                    August 29, 2001
--------------------------------------------
             Charles P. Waite, Jr.

EXHIBIT INDEX

   EXHIBIT
    NUMBER                                       DESCRIPTION
      5.1        Opinion of Cooley Godward LLP.

     23.1        Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2        Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

     24.1        Power of Attorney.  Reference is made to Signature Page.

     99.1        1996 Non-Statutory Stock Option Plan.